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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors Triple-S Management Corporation and Subsidiaries:

We consent to the use of our report dated March 7, 2007, except as to note 28, which is as of May 1, 2007, with respect to the consolidated balance sheets of Triple-S Management Corporation and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, and to the use of our report dated March 7, 2007, except as to note 11, which is as of May 1, 2007 with respect to the related financial statement schedules, included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report on the consolidated financial statements refers to the December 31, 2006 adoption of the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans.

/s/ KPMG LLP

November 16, 2007
San Juan, Puerto Rico

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm